SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            December 7, 2015

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code        (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Other Events

Item 8.01 – Other Events

During the fourth quarter of 2015, an arbitrator ordered Perma-Fix Environmental Services, Inc. (the “Company”) to pay approximately $1,278,000 to a contractor hired by the Company to perform emergency response services at the Company’s Perma-Fix of South Georgia, Inc. (“PFSG”) subsidiary, which suffered an explosion and fire at its Valdosta, Georgia facility on August 14, 2013. The PFSG facility site is undergoing regulatory closure, subject to state and federal environmental permitting requirements and is included in the Company’s discontinued operations. In arbitration, the contractor had sought payment of unpaid invoices totaling approximately $1,400,000 (which included interest of approximately $600,000) and contract penalties totaling approximately $800,000. In addition, the contractor claimed approximately $500,000 in attorney’s fees. On December 7, 2015, the Company was notified of the following Arbitrator’s award totaling approximately $1,278,000: (a) $747,000 for unpaid invoices; (b) interest of $400,000; (c) attorney fees of $125,000; and (d) $5,800 in certain administrative fees in connection with the arbitration. As of the Company’s last quarterly Form 10-Q filing, the Company had previously accrued approximately $871,000 for this matter as of September 30, 2015. The remaining charges of approximately $407,000 will be recognized by the Company within discontinued operations in the fourth quarter of 2015. The $1,278,000 will be paid by the Company to the contractor on or before December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Dated:	December 10, 2015	By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer